Exhibit 99.1

OSI Systems Reports Fiscal 2019 Fourth Quarter and Full Year Financial Results

  Record Q4 Revenues of $308 Million (7% year-over-year increase)
  Record Fiscal 2019 Revenues of $1.182 Billion (9% year-over-year increase)
  Q4 Earnings Per Diluted Share
    GAAP EPS of $0.89
    Non-GAAP EPS of $1.15 (13% year-over-year increase)
  FY 2020 Guidance
    Sales Guidance of $1.235 Billion - $1.270 Billion
    Non-GAAP Diluted EPS Guidance of $4.58 - $4.80

HAWTHORNE, Calif.--(BUSINESS WIRE)--August 26, 2019--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the fourth quarter and fiscal year ended June 30, 2019.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, said, “We are pleased to announce a strong finish to an excellent year. Each division contributed to solid growth in fourth quarter revenues and earnings. With a healthy backlog and pipeline of opportunities, we believe the Company is well positioned as we enter fiscal 2020.”

The Company reported revenues of $308.4 million for the fourth quarter of fiscal 2019, an increase of 7% from the $287.3 million reported for the fourth quarter of fiscal 2018. Net income for the fourth quarter of fiscal 2019 was $16.7 million, or $0.89 per diluted share, compared to net income of $5.1 million, or $0.27 per diluted share, for the fourth quarter of fiscal 2018. Non-GAAP net income for the fourth quarter of fiscal 2019 was $21.6 million, or $1.15 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2018 of $19.1 million, or $1.02 per diluted share.

For the fiscal year ended June 30, 2019, revenues increased by 9% to $1.182 billion compared to $1.089 billion in the prior fiscal year. Net income for fiscal 2019 was $64.8 million, or $3.46 per diluted share, compared to net loss of $29.1 million, or $(1.57) per diluted share, in the prior fiscal year. Non-GAAP net income for the fiscal year ended June 30, 2019 was $80.8 million, or $4.32 per diluted share, compared to non-GAAP net income of $69.5 million, or $3.61 per diluted share, for the 2018 fiscal year.

During the three months ended June 30, 2019, the Company's book-to-bill ratio for equipment and related services (non-turnkey) was approximately 1.0. As of June 30, 2019, the Company's backlog was $911 million. Operating cash flow during the quarter ended June 30, 2019 was $31.4 million, and capital expenditures were $6.5 million, compared to $17.3 million and $6.8 million, respectively, for the comparable prior year period.

Mr. Chopra stated, “Our Security division had another strong quarter. Driven by growth in cargo and RTT® sales, fourth quarter revenues in the division reached a record $195 million. We look forward to launching two new turnkey programs in the first half of fiscal 2020 and continuing the strong momentum.”

Mr. Chopra further commented, “Our Optoelectronics and Manufacturing division continued its steady performance. Sales growth was solid with another quarter of year-over-year operating margin expansion.”

Mr. Chopra continued, “In our Healthcare division, we leveraged the 5% sales growth in the fourth quarter of fiscal 2019 to significant growth in operating income. Bookings in the Healthcare division were strong, leading to a record year-end backlog for the division entering fiscal 2020.”

The Company’s effective tax rate for the three months and fiscal year ended June 30, 2019 was 26.4% and 24.8%, respectively. Excluding the benefit of certain discrete tax items, the Company’s tax rate for the three months and fiscal year ended June 30, 2019 was 30.4% and 28.9%, respectively. The Company’s reported tax rate was 10.7% and 179.0% for the three months and fiscal year ended June 30, 2018. Excluding a $56 million charge recorded in the second quarter of fiscal 2018 resulting from the enactment of the Tax Cuts and Jobs Act in December 2017 and certain discrete tax items, the Company’s effective tax rate was 19.7% and 26.8% for the three months and fiscal year ended June 30, 2018.

Fiscal Year 2020 Outlook

For fiscal year 2020, the Company anticipates revenues in the range of $1.235 billion to $1.270 billion and non-GAAP earnings per diluted share in the range of $4.58 to $4.80. Actual sales and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2020 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and fiscal year ended June 30, 2018 and 2019 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the fourth quarter and fiscal year ended June 30, 2019. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until September 9, 2019. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '6280859’ when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2020. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2019	2018	2019
Net revenues:
Products	$203,397	$224,052	$732,927	$856,712
Services	83,929	84,325	356,359	325,403
Total net revenues	287,326	308,377	1,089,286	1,182,115
Cost of goods sold:
Products	141,420	149,232	504,483	572,673
Services	44,740	46,124	193,151	178,848
Total cost of goods sold	186,160	195,356	697,634	751,521
Gross profit	101,166	113,021	391,652	430,594
Operating expenses:
Selling, general and administrative	64,001	66,402	239,592	262,484
Research and development	15,067	16,256	61,189	56,509
Impairment, restructuring and other charges, net	11,474	2,673	34,963	3,827
Total operating expenses	90,542	85,331	335,744	322,820
Income from operations	10,624	27,690	55,908	107,774
Interest and other expense, net	(4,898)	(5,063)	(19,054)	(21,610)
Income before income taxes	5,726	22,627	36,854	86,164
Provision for income taxes	(612)	(5,966)	(65,981)	(21,368)
Net income (loss)	$5,114	$16,661	$(29,127)	$64,796

Diluted earnings (loss) per share	$0.27	$0.89	$(1.57)	$3.46
Weighted average shares outstanding – diluted	18,680	18,808	18,592	18,720
UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2019	2018	2019
Revenues – by Segment:
Security division	$185,217	$195,420	$690,001	$747,550
Healthcare division	47,594	49,780	189,387	188,477
Optoelectronics and Manufacturing division (including intersegment revenues)	65,461	74,730	254,485	288,630
Intersegment revenues eliminations	(10,946)	(11,553)	(44,587)	(42,542)
Total	$287,326	$308,377	$1,089,286	$1,182,115

Operating income (loss) – by Segment:
Security division	$17,914	$23,370	$84,106	$97,426
Healthcare division	(7,634)	6,525	(14,609)	12,277
Optoelectronics and Manufacturing division	5,800	7,307	22,024	29,519
Corporate	(6,429)	(9,333)	(35,030)	(30,598)
Intersegment eliminations	973	(179)	(583)	(850)
Total	$10,624	$27,690	$55,908	$107,774

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2018	June 30, 2019
Assets

Cash and cash equivalents	$84,814	$96,316
Accounts receivable, net	210,744	238,440
Inventories	313,552	273,711
Other current assets	41,587	32,432
Total current assets	650,697	640,899
Property and equipment, net	115,524	127,385
Goodwill	292,213	307,108
Intangible assets, net	142,001	132,954
Other non-current assets	55,256	56,518
Total Assets	$1,255,691	$1,264,864

Liabilities and Stockholders' Equity

Bank lines of credit	$113,000	$88,000
Current portion of long-term debt	2,262	804
Accounts payable and accrued expenses	194,815	169,718
Other current liabilities	133,245	123,486
Total current liabilities	443,322	382,008
Long-term debt	248,980	257,752
Other long-term liabilities	73,953	73,377
Total liabilities	766,255	713,137
Total stockholders’ equity	489,436	551,727
Total Liabilities and Stockholders’ Equity	$1,255,691	$1,264,864

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended June 30,				Fiscal Year Ended June 30,
	2018		2019		2018		2019
	Net income	EPS	Net income	EPS	Net income (loss)	EPS	Net income	EPS
GAAP basis	$5,114	$0.27	$16,661	$0.89	$(29,127)	$(1.57)	$64,796	$3.46
Impairment, restructuring and other charges	11,474	0.61	2,673	0.14	34,963	1.88	3,827	0.20
Amortization of acquired intangible assets[1]	4,643	0.25	3,763	0.20	15,713	0.85	15,775	0.84
Non-cash interest expense	1,912	0.10	1,999	0.11	7,470	0.40	7,850	0.42
Tax effect of above adjustments	(3,555)	(0.19)	(2,566)	(0.14)	(15,610)	(0.84)	(7,934)	(0.41)
Discrete tax items	(517)	(0.02)	(916)	(0.05)	56,087	3.02	(3,533)	(0.19)
Impact of diluted shares [2]	-	-	-	-	-	(0.13)	-	-

Non-GAAP basis	$19,071	$1.02	$21,614	$1.15	$69,496	$3.61	$80,781	$4.32
[1]	Amortization is based in part on the preliminary fair value of the acquired intangibles and is subject to change as purchase accounting is finalized.
[2]

For the fiscal year ended June 30, 2018, the weighted average diluted shares used to calculate EPS on a GAAP basis exclude potential common shares (stock options and restricted stock units) due to their antidilutive effect resulting from the Company’s reported net loss. For the fiscal year ended June 30, 2018, the weighted average diluted shares used to calculate EPS on a non-GAAP basis were approximately 19,274,000 shares.

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended June 30, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$17,914	9.7%	$(7,634)	-16.0%	$5,800	8.9%	$(5,456)	$10,624	3.7%
Impairment, restructuring and other charges, net	1,766	0.9%	9,439	19.8%	222	0.3%	47	11,474	4.0%
Amortization of acquired intangible assets	3,696	2.0%	-	-%	947	1.4%	-	4,643	1.6%
Non-GAAP basis– operating income (loss)	$23,376	12.6%	$1,805	3.8%	$6,969	10.6%	$(5,409)	$26,741	9.3%

Three Months Ended June 30, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$23,370	12.0%	$6,525	13.1%	$7,307	9.8%	$(9,512)	$27,690	9.0%
Impairment, restructuring and other charges, net	132	0.1%	21	0.0%	638	0.9%	1,882	2,673	0.9%
Amortization of acquired intangible assets	2,832	1.4%	-	-%	931	1.2%	-	3,763	1.2%
Non-GAAP basis– operating income (loss)	$26,334	13.5%	$6,546	13.1%	$8,876	11.9%	$(7,630)	$34,126	11.1%

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Fiscal Year Ended June 30, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$84,106	12.2%	$(14,609)	-7.7%	$22,024	8.7%	$(35,613)	$55,908	5.1%
Impairment, restructuring and other charges, net	3,893	0.6%	24,168	12.8%	1,711	0.6%	5,191	34,963	3.2%
Amortization of acquired intangible assets	13,140	1.9%	29	0.0%	2,544	1.0%	-	15,713	1.5%
Non-GAAP basis– operating income (loss)	$101,139	14.7%	$9,588	5.1%	$26,279	10.3%	$(30,422)	$106,584	9.8%

Fiscal Year Ended June 30, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$97,426	13.0%	$12,277	6.5%	$29,519	10.2%	$(31,448)	$107,774	9.1%
Impairment, restructuring and other charges, net	132	0.0%	3,547	1.9%	1,058	0.4%	(910)	3,827	0.3%
Amortization of acquired intangible assets	11,597	1.6%	-	-%	4,178	1.4%	-	15,775	1.4%
Non-GAAP basis– operating income (loss)	$109,155	14.6%	$15,824	8.4%	$34,755	12.0%	$(32,358)	$127,376	10.8%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com